NUMBER                                           UNITS
 U-__________


  SEE REVERSE FOR           CHARDAN CHINA ACQUISITION CORP. II
      CERTAIN
    DEFINITIONS


                                                                           CUSIP

              UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO
               WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

 THIS CERTIFIES THAT  _________________________________________________________

 is the owner of  ______________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Chardan China Acquisition Corp. II, a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2005, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

      This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

      Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.


By

                         Chardan China Acquisition Corp. II
________________________            CORPORATE               ____________________
   Chairman of the Board            DELAWARE                Secretary
                                      SEAL
                                      2005

                      Chardan China Acquisition Corp. II

      The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


      TEN COM -   as tenants in common                           UNIF GIFT MIN ACT - _____ Custodian ______
      TEN ENT -   as tenants by the entireties                                       (Cust)         (Minor)
      JT TEN -    as joint tenants with right of survivorship     under Uniform Gifts to Minors
                  and not as tenants in common                     Act ______________
                                                                          (State)


Additional Abbreviations may also be used though not in the above list.




      For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

 _____________________________________
|                                     |
|                                     |
|_____________________________________|


_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


_______________________________________________________________________________

_______________________________________________________________________________

_________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint


______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________

                        _______________________________________________________
                        Notice:     The  signature  to  this  assignment
                                    must  correspond  with the name as written
                                    upon the face of the  certificate in every
                                    particular,    without    alteration    or
                                    enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).